UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2015

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 23, 2015, a jury in the United States District Court for the Eastern District of Texas found that certain claims of five digital rights management patents asserted by Pendrell Corporation’s subsidiary, ContentGuard Holdings, Inc. ("ContentGuard"), against Samsung Electronics and Google Inc. are valid, but that Samsung products and Google products accused in the lawsuit do not infringe the asserted patents.

ContentGuard is assessing the jury’s findings and evaluating its options to challenge the verdict.

ContentGuard’s claims against Samsung and Google are part of a larger lawsuit filed by ContentGuard against several companies that have not paid for a license to use ContentGuard’s patented digital rights management solutions, including Apple, DirecTV, HTC, Huawei and Motorola Mobility.

The jury verdict does not impact ContentGuard’s August 2015 settlement and license agreement with Amazon.com; nor does ContentGuard believe the jury verdict will impact or delay ContentGuard’s upcoming November trial against Apple.

The asserted patents are United States Patents 6,963,859; 7,523,072; 8,001,053; 8,370,956; and 8,393,007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

September 23, 2015	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel